EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan and related Prospectus and to the incorporation by reference therein of our report dated July 22, 1996 (except for Note 13 as to which the date is October 3, 1996), with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in its Registration Statement on Form S-1 (File No. 333-14809), filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP


Jackson, Mississippi
January 17, 1997